SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 9, 1999


                   Atlantic International Entertainment, Ltd.
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             (Exact name of registrant as specified in its charter)


         Delaware                     0-27256                     13-3858917
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(State or other jurisdiction        (Commission              (IRS Employer
of incorporation)                   File Number)             Identification No.)


        200 East Palmetto Park Road, Suite 200, Boca Raton, Florida 33431
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (561) 393-6685


         2290 Corporate Boulevard, Suite 311, Boca Raton, Florida 33431
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         (Former name or former address, if changed since last report.)


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ITEM 5.     OTHER ITEMS.

The Company is making this statement in order to satisfy the "safe harbor" provisions contained in the Private Securities Litigation Reform Act of 1995. This Report on Form 8-K includes forward-looking statements relating to the business of the Company. Forward-looking statements contained herein or in other statements made by the Company are made based on Management's expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company's operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those matters expressed in or implied by forward-looking statements. The Company believes that the following factors, among others, could affect its future performance and cause actual results of the Company to differ materially from those expressed in or implied by forward-looking statements made by or on behalf of the Company; (a) general economic, business and market conditions; (b) competition; (c) the success of advertising and promotional efforts; (d) trends within the Internet Gaming and Internet Supply Provider industries; (e) the existence or absence of adverse publicity; (f) changes in relationships with the Company's major customers or in the financial condition of those customers; and (g) the adequacy of the Company's financial resources and the availability and terms of any additional capital. Such forward-looking statements are based on assumptions that the Company will continue to design, market and provide successful new services, that competitive conditions will not change materially, that demand for the Company's services will continue to grow, that the Company will retain and add qualified personnel, that the Company's forecasts will accurately anticipate revenue growth and the costs of producing that growth, and that there will be no material adverse change in the Company's business. In light of the significant uncertainties inherent in the forward-looking information included in this Form 8-K, actual results could differ materially from the forward-looking information contained herein.

On July 1, 1999, the Company's largest institutional stockholder, Hosken Consolidated Industries, a South African corporation (the investment company for the Mine Workers Union and South African Clothing Workers Union), consummated its purchase of approximately 1,100,000 shares of the Company's common stock from Norman J. Hoskin, the Company's Chairman of the Board of Directors, which represents substantially all of Mr. Hoskin's holdings in the Company. Mr. Hoskin has resigned his positions as Chairman and Secretary/Treasurer and will limit his activities as a consultant to the Company due to his health. With its purchase, HCI share holdings increases to 2,361,935 shares or approximately 19% of total shares outstanding. HCI shall be able to designate another directorship.

On June 9, 1999, the Company was determined to be liable in a civil action by Kelley & Kelley Advertising, Inc., the Company's advertising consultant during the Company's initial stage in 1996. The jury trial, which extended over three days, involved an October 23, 1996 agreement drafted and executed by a former employee who was subsequently fired by the Company. The trial concluded in the jury verdict of approximately $26,000.00 in compensatory damages and $350,000.00 in punitive damages. The jury verdict reflects the belief that the Company's former employee never intended to provide additional assignments to Kelley & Kelley. The evidence presented at trial did show that Kelley & Kelley did receive all of the payments due under the above agreement but only received one additional assignment. In addition, the undisputed facts at trial showed that the Company performed all of its future advertising in-house and did not engage a firm to replace Kelley & Kelley. Counsel for the Company has filed motions with the trial court for a directed verdict (overturning the jury verdict) based on Florida's "Economic Loss Rule" which precludes tort damages in a breach of contract case. In addition, counsel for the Company has requested that the Court reduce the punitive damages in accordance with Florida Statute 768.73 which considers any punitive damages in excess of three times the compensatory damages as excessive. The hearing on the above motions is set for August 20, 1999. Counsel for the Company has advised the Company that the verdict is against the manifest weight of the evidence and the law and if not reversed by the trial judge, then the Company should be successful on appeal. The Company will use any and all resources to reverse the above jury decision and will, if necessary, vigorously prosecute its appeal rights.

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

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD.


Dated: July 2, 1999              By: /s/ Richard Iamunno
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                                    Name:  Richard Iamunno
                                    Title: President and Chief Executive Officer

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